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                                                                    Exhibit 4(c)




                            CANADIAN TIMKEN, LIMITED

                   SALARIED ASSOCIATE RETIREMENT SAVINGS PLAN

                        (EFFECTIVE DATE JANUARY 1, 1996)








August 27, 1998







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                                TABLE OF CONTENTS
                                                                   PAGE

ARTICLE 1 - PURPOSE..................................................1

ARTICLE 2 - DEFINITIONS..............................................2

ARTICLE 3 - ELIGIBILITY AND MEMBERSHIP...............................4

3.1   Eligibility....................................................4

3.2   Waiver of Eligibility Requirements ............................4

3.3   Application for Membership.....................................4

ARTICLE 4 - CONTRIBUTIONS............................................5

4.1   Member Required Contributions..................................5

4.2   Company Matching Contributions.................................5

4.3   Member Additional Voluntary Contributions......................6

4.4   Overpayments to the Group RRSP Component of the Plan...........6

4.5   Suspension of Member Contributions.............................7

4.6   Transfers In ..................................................8

4.7   Remittance of Contributions to Funding Agent ..................8

ARTICLE 5 - THE FUND, THE FUNDING AGENT, ALLOCATIONS
              AND INVESTMENTS........................................9

5.1   Administration of the Fund.....................................9

5.2   Separate Accounts..............................................9

5.3   Contributions and Benefits.....................................9

5.4   Investment of the Fund.........................................9

5.5   Allocation and Valuation of Units on each Valuation Date......10

5.6   Expenses......................................................10

5.7   Additional Responsibilities of the Funding Agent..............11




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ARTICLE 6 - DISTRIBUTIONS.................................................12

6.1   Immediate Vesting...................................................12

6.2   Distributions on Retirement and Termination Dates...................12

6.3   Distribution on Death...............................................12

ARTICLE 7 - ADMINISTRATION OF THE PLAN....................................13

7.1   Responsibility for Administration ..................................13

7.2   Information to Members..............................................13

ARTICLE 8 - FUTURE OF THE PLAN............................................14

8.1   Right to Amend or Terminate the Plan................................14

8.2   Amendment of the Plan...............................................14

8.3   Termination of the Plan.............................................14

ARTICLE 9 - GENERAL PROVISIONS............................................15

9.1   Non-Alienation......................................................15

9.2   Distribution or Withdrawal Constitutes Release......................15

9.3   Rights of Associates................................................15

9.4   Limitation of Liabilities...........................................15

9.5   Notices.............................................................16

9.6   Responsibility of Members...........................................16

9.7   Company Records.....................................................16

9.8   Construction........................................................16

9.9   Severability........................................................16

9.10  Captions and Headings...............................................16

9.11  Articles and Sections...............................................17

9.12  Currency............................................................17





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                                                                               1
                                   ARTICLE 1
                                    PURPOSE


1.1 Effective January 1, 1996, Canadian Timken, Limited (the "Company") hereby establishes The Canadian Timken, Limited Salaried Associate Retirement Savings Plan (the "Plan") for the purposes of:

      (a) encouraging the Company's employees to participate in the ownership of The Timken Company, the parent company of the Company, indirectly through the acquisition of shares of The Timken Company; and

      (b) encouraging the Company's employees to save for retirement by participating in this Plan.

1.2 This Plan will have a registered component (the "Group RRSP"), which is intended to be a group registered retirement savings plan. The Plan will also have a non-registered component (the "ESP"), which component is intended to be an "employee savings plan".

1.3 The establishment of this Plan is subject to the Company receiving an advance tax ruling permitting immediate deduction of amounts it contributes to the Fund each year as expenses before taxes under the provisions of the Income Tax Act and any other applicable legislation as is now in effect or as is hereafter amended or adopted.




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                                                                               2
                                   ARTICLE 2
                                  DEFINITIONS


In this Plan, the following terms and expressions will have the following meanings, unless a different meaning is required by the context.

2.1   ACCOUNTS mean any or all of the following:

      (a)   the Member's Group RRSP Contribution Account, as described in
            Section 5.2(a);

      (b)   the Member's ESP Account, as described in Section 5.2(b);

      (c)   the Member's Group RRSP AVC Account, as described in Section 5.2(c);
            and

      (d) the Member's Group RRSP Transfer Account, as described in Section 5.2(d).

2.2 ASSOCIATE means any person (other than a "U.S. resident", as defined under relevant securities legislation) who is both employed by the Company full-time and paid by the Company on a salaried basis.

2.3 BENEFICIARY means such person, persons or the estate of a Member, designated in accordance with Section 6.4, who may be entitled to receive any benefits payable under this Plan in respect of a deceased Member.

2.4 BUSINESS DAY means any day, other than a Saturday or Sunday, that banks are generally open for business in St. Thomas, Ontario.

2.5 COMPANY means Canadian Timken, Limited. Where any reference in the Plan is made to any action to be taken, consent, approval or opinion to be given, discretion or decision to be exercised by the Company, "Company" means Canadian Timken, Limited acting through the board of directors of Canadian Timken, Limited or any person authorized by that board of directors for purposes of the Plan.

2.6 COMPANY STOCK means the voting common shares of The Timken Company as purchased by the Funding Agent on the New York Stock Exchange.

2.7 EARNINGS means an Associate's remuneration received in the Plan Year from the Company, including over-time pay, shift differential pay, premiums, fireman's bonus and that portion of the performance reward pay bonus eligible for inclusion as "Earnings" under the Plan (determined in accordance with the Company's "Performance Reward Pay Program") but excluding:

      (a)   suggestion awards;

      (b)   vacation pay;


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                                                                               3


      (c)   cost-of-living allowances;

      (d) pay received from the Company for time not worked while serving in the military or in an elective or appointive public office;

      (e)   payments relating to this Plan;

      (f)   taxable benefits relating to the use of a Company-owned car;

      (g) provincial health insurance premiums paid on behalf of the Associate;

      (h)   payments under the Company's tuition refund plan; and

      (i)   disability benefits payable from the Company's disability program,

      or such other definition of Earnings as the Company may determine from time to time.

2.8 FUND means the assets held from time to time by the Funding Agent under the terms of the Funding Agreement and includes amounts held under both the Group RRSP and the ESP components of the Plan.

2.9 FUNDING AGENT means a trust company or an insurance company authorized to carry on a life insurance business in Canada or a group of individuals resident in Canada, at least one of whom is independent of the Company, and includes any combination thereof appointed by the Company to hold, administer and invest the Fund.

2.10 FUNDING AGREEMENT means any agreement or agreements, now or hereafter, entered into between the Company and the Funding Agent respecting the Fund.

2.11 INCOME TAX ACT means the Income Tax Act, Statutes of Canada and the Regulations thereunder, as amended or replaced from time to time.

2.12 MEMBER means, in each Plan Year, an Associate who elects to make contributions to the Plan in the Plan Year to the Group RRSP component of the Plan.

2.13 PLAN means this Canadian Timken, Limited Salaried Associate Retirement Savings Plan, as amended or restated from time to time. The Plan consists of two parts, the Group Registered Retirement Savings Plan component (the "Group RRSP") and the Employee Savings Plan component (the "ESP"). Unless stated otherwise, reference to the "Plan" will include both components.

2.14  PLAN YEAR means the calendar year.

2.15 SERVICE means the years and completed months of an Associate's uninterrupted period of employment with the Company since the Associate's last date of hire by the Company.

2.16 VALUATION DATE means each Business Day or such other date as the Company may establish from time to time.

In this Plan, unless the context requires otherwise, reference to the male gender will include the female gender and words importing the singular number only include the plural number and vice versa.
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                                                                               4

                                   ARTICLE 3
                           ELIGIBILITY AND MEMBERSHIP


3.1   ELIGIBILITY

      Each Associate may elect to become a Member on the later of:

      (a)   January 1, 1996; and

      (b) the first day of any January following the completion of one year of Service.

3.2   WAIVER OF ELIGIBILITY REQUIREMENTS

      Notwithstanding the above, the Company may waive the foregoing eligibility requirements in order that a specific class of Associate may join the Plan, if such waiver is not based on any ground prohibited under human rights legislation.

3.3   APPLICATION FOR MEMBERSHIP

      In order to enroll in the Plan, an Associate will complete and file with the Company the necessary enrollment form, as determined by the Company. This enrollment form will authorize the Company, among other things, to deduct, by payroll deduction, the contributions the Member elects to make to the Plan, as well as serve as an application to participate in the Plan. The Member's participation in the Plan will take effect from the first day of January coincident with or next following the day on which the Company receives such enrollment form.




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                                                                               5

                                   ARTICLE 4
                                 CONTRIBUTIONS


4.1   MEMBER REQUIRED CONTRIBUTIONS

      (a)   AMOUNT OF MEMBER REQUIRED CONTRIBUTIONS

            Where a Member has elected to participate in the Plan in a given Plan Year, the Member may contribute, by payroll deduction twice monthly, any percentage of his Earnings in increments of .5%, subject to a minimum contribution percentage equal to 1% and a maximum contribution percentage equal to 2.5% ("Required Contributions").

      (b)   ALLOCATION OF MEMBER CONTRIBUTIONS BETWEEN THE TWO COMPONENTS

            Each Member Required Contribution made under this Section 4.1 will be allocated according to the following priorities:

            (1) to the Group RRSP component of the Plan, up to the maximum amounts allowable as a tax deductible contribution to a group registered retirement savings plan, as prescribed under the Income Tax Act and any other applicable legislation; and

            (2) to the ESP component of the Plan, to the extent there are amounts that are in excess of the amounts allowed to be contributed to the Group RRSP component under Section 4.1(b)(1).

      (c)   CHANGE IN MEMBER CONTRIBUTION RATE

            The Member may change his required contribution rate during the Plan Year, effective January 1, April 1, July 1 or October 1, subject to filing the appropriate change form with the Company at least one full month prior to the nearest January 1, April 1, July 1 or October 1, as applicable, and provided the new contribution rate is not less than 1% and not greater than 2.5%.

4.2   COMPANY MATCHING CONTRIBUTIONS

      (a)   AMOUNT OF COMPANY CONTRIBUTIONS

            The Company will contribute under the Plan for the benefit of each Member an amount equal to 100% of the Member's Required Contributions made for the relevant month under Section 4.1 ("Matching Contributions").

      (b)   ALLOCATION OF COMPANY CONTRIBUTION BETWEEN THE TWO COMPONENTS


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                                                                               6

            Each Company Matching Contribution made under this Section 4.2 will be allocated according to the following priorities:

            (1) to the Group RRSP component of the Plan, up to the maximum amounts allowable (when aggregated with the Member's Required Contributions under Section 4.1) as a tax deductible contribution to a group registered retirement savings plan, as prescribed under the Income Tax Act and any other applicable legislation; and

            (2) to the ESP component of the Plan, to the extent there are amounts that are in excess of the amounts allowed to be contributed to the Group RRSP component under Section 4.2(b)(1).

4.3   MEMBER ADDITIONAL VOLUNTARY CONTRIBUTIONS

      (a)   AMOUNT OF MEMBER ADDITIONAL VOLUNTARY CONTRIBUTIONS Where a Member

            has elected to participate in the Plan in a given Plan Year, the Member may also contribute, by payroll deduction twice monthly or in a lump sum, contributions to the Plan in addition to those made under Section 4.1 ("Additional Voluntary Contributions").

      (b)   ALLOCATION OF MEMBER CONTRIBUTIONS BETWEEN THE TWO COMPONENTS

            Each Member Additional Voluntary Contribution made under this
            Section 4.3 will be allocated according to the following priorities:

            (1) to the Group RRSP component of the Plan, up to the maximum amounts allowable (when aggregated with the Member's Required Contributions and the Company's Matching Contributions under Sections 4.1 and 4.2 respectively) as a tax deductible contribution to a group registered retirement savings plan, as prescribed under the Income Tax Act and any other applicable legislation; and

            (2) to the ESP component of the plan, to the extent there are amounts that are in excess of the amounts allowed to be contributed to the Group RRSP component under Section 4.3(b)(1).

      (c)   CHANGE IN MEMBER CONTRIBUTION RATE

            The Member may change (or eliminate) his Additional Voluntary Contribution rate during the Plan Year, effective January 1, April 1, July 1 or October 1, subject to filing the appropriate change form with the Company at least one full month prior to the nearest January 1, April 1, July 1 or October 1, as applicable.

4.4   OVERPAYMENTS TO THE GROUP RRSP COMPONENT OF THE PLAN

      Any Member or Company contribution made to the Group RRSP component of the Plan by mistake and which is in excess of the maximum amounts allowable as a contribution to a group registered retirement savings plan, as prescribed under the Income Tax Act, will be reallocated to the ESP component of the Plan.
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                                                                               7

4.5   SUSPENSION OF MEMBER CONTRIBUTIONS

      (a)   VOLUNTARY SUSPENSIONS

            A Member may suspend his participation in the Plan provided he first completes and files with the Company, at least one full month prior to the nearest January 1, the appropriate suspension form authorizing such suspension. Effective such January 1, the Company will cease to make Company Matching Contributions until such time as the Member elects to begin participating in the Plan again.

            The Member may once again recommence making Required Contributions and Additional Voluntary Contributions to the Plan upon signing the enrollment form described in Section 3.3. The Member's effective re-commencement date is the first day of January coincident with or next following the day on which the Member files the prescribed enrollment form with the Company.

            If the Member's Service ceases, this Section 4.5(a) does not apply.

      (b)   INVOLUNTARY SUSPENSIONS

            If, in a particular Plan Year, the Member:

            (1) withdraws any amount from his Accounts invested in the Company Stock sub fund before the attainment of age 55, unless such withdrawal is:

                  (A) a transfer of money between Accounts which are invested in the Company Stock sub fund;

                  (B)   a withdrawal from the Member's Group RRSP AVC Account;

                  (C) a withdrawal from the Member's Group RRSP Transfer Account; or

                  (D)   a refund of excess contributions as provided under
                        Section 4.4; or

            (2) withdraws any amounts from his Accounts invested in sub funds other than the Company Stock sub fund, unless such withdrawal is:

                  (A) a withdrawal from that portion of his ESP Account which is not invested in the Company Stock sub fund, provided the Member makes such request only once in a given Plan Year;

                  (B)   a withdrawal from the Member's Group RRSP AVC Account;

                  (C) a withdrawal from the Member's Group RRSP Transfer Account; or

                  (D)   a refund of excess contributions as provided under
                        Section 4.4,
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                                                                               8

            (the "Withdrawal"), the Member will not be eligible to participate in the Plan the following Plan Year (the "Penalty Year"). The Member will, however, continue making Required Contributions under Section
            4.1 and, if applicable, Additional Voluntary Contributions under
            Section 4.3 for the remainder of the Plan Year in which the Member made such Withdrawal.

            The Member is once again eligible to participate in the Plan effective any January 1 following the Penalty Year, provided the Member signs the enrollment forms described in Section 3.3.

            If the Member's Service ceases, this Section 4.5(b) does not apply.

4.6   TRANSFERS IN

      (a)   AMOUNT OF MONEY TRANSFERRED IN

            A Member may transfer to the Plan lump sum amounts received from a registered pension plan, a registered retirement savings plan, a profit sharing plan or any other retirement savings vehicle required to be registered with Revenue Canada, provided such transfer is effected on both a non locked-in and tax-free rollover basis ("Transferred Contributions"), on terms established by the Company and the Funding Agent.

      (b)   ALLOCATION OF MEMBER CONTRIBUTIONS BETWEEN THE TWO COMPONENTS

            The Member's Transferred Contributions under this Section 4.6 will be allocated to the Group RRSP component of the Plan.

4.7   REMITTANCE OF CONTRIBUTIONS TO FUNDING AGENT

      The Company will remit to the Funding Agent for deposit in the Fund both Company contributions (made under Section 4.2) and Member contributions (made under Sections 4.1 and 4.3) by the last Business Day of each month.





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                                                                               9

                                   ARTICLE 5
                    THE FUND, THE FUNDING AGENT, ALLOCATIONS
                                AND INVESTMENTS


5.1   ADMINISTRATION OF THE FUND

      The Fund will be administered by the Funding Agent in accordance with the Funding Agreement.

5.2   SEPARATE ACCOUNTS

      The Funding Agent will establish and maintain 4 separate accounts for each Member as follows:

      (a) the Member's Required Contributions made under Section 4.1(b)(1) and the Company's Matching Contributions made under Section 4.2(b)(1) will be allocated to the Member's Group RRSP Contribution Account;

      (b) the Member's Required Contributions made under Section 4.1(b)(2) and the Company's Matching Contributions made under Section 4.2(b)(2) will be allocated to the Member's ESP Contribution Account;

      (c) the Members Additional Voluntary Contributions made under Section 4.3(b) will be allocated to the Member's Group RRSP AVC Account; and

      (d)   the Member's Transferred Contributions transferred to the Plan under
            Section 4.6 will be allocated to the Member's Group RRSP Transfer Account.

5.3   CONTRIBUTIONS AND BENEFITS

      All contributions made by the Company and the Member will be paid into the Fund and all of the amounts to be distributed under the Plan will be paid from the Fund.

5.4   INVESTMENT OF THE FUND

      The Funding Agent will establish one segregated fund for the Group RRSP component of the Plan and another segregated fund for the ESP component of the Plan. Within each of the two segregated funds, the Funding Agent will further establish sub funds for every investment option described in the Funding Agreement.

      (a)   INVESTMENT OPTIONS

            Subject to section 5.4(b), the Member will direct that amounts in the Member's Accounts be invested in one or more of the sub funds described in the Funding Agreement. Investments under the Group RRSP component of the Plan will comply with the provisions of the Income Tax Act restricting the types of investments eligible for registered retirement savings plans.



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                                                                             10

      (b)   INVESTMENT IN THE COMPANY STOCK SUB FUND

            Forty percent of the Company's Matching Contributions will be invested in the Company Stock sub fund. The Funding Agent will use these Matching Contributions to purchase Company Stock on the New York Stock Exchange once per month within 5 Business Days of receiving the contribution remittances. The purchase price of each Company Stock will include all commissions and brokerage fees.

      (c)   CHANGE IN INVESTMENT OPTIONS

            A Member's initial election regarding the proportion of the Member's Accounts to be invested in each of the available sub funds will be made at the time the Member enrolls in the Plan. Thereafter, a Member has the right to change his election under this Section 5.4(c) on any January 1, April 1, July 1 or October 1, subject to filing the appropriate change form with the Funding Agent one full month prior to the nearest January 1, April 1, July 1 or October 1, as applicable, and further provided such election does not change the proportion of the Member's Accounts invested in the Company Stock sub fund.

      (d)   WITHDRAWAL

            The Member, while in Service, may withdraw some or all of the Member's Accounts, at the end of any month, subject to any withholdings required by the Income Tax Act and, where applicable, subject to Section 4.5(b) unless exempted therein. A Member may request a withdrawal by completing and filing the withdrawal form with the Funding Agent at least 10 Business Days before the end of the month. Each month, the Funding Agent is required to advise the Company of all withdrawal requests received by the Funding Agent in the previous calendar month.

5.5   ALLOCATION AND VALUATION OF UNITS ON EACH VALUATION DATE

      As of each Valuation Date, the Funding Agent will determine the number of units of each sub fund to be credited to Member Accounts based on contributions received and moneys withdrawn by, or on behalf, of the Member. As of any Valuation Date, the dollar value of a sub fund unit will be the net asset value of that sub fund divided by the number of outstanding units at that date, as determined by the Funding Agent.

5.6   EXPENSES

      All reasonable fees and expenses incurred in the operation and administration of the Fund and the Plan (other than brokerage fees and commissions incurred to purchase or sell securities and fees charged by the Funding Agent when Members withdraw amounts from their Accounts) will be paid by the Company.



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                                                                              11

      Brokerage fees and commissions incurred to purchase or sell securities will be paid by the Fund and will form part of the cost of the securities (where incurred to purchase securities) or deducted from the proceeds of disposition of the securities (where incurred to sell securities).

      Withdrawal fees charged by the Funding Agent when Members elect to withdraw amounts from their Accounts will be paid by the Member by deduction from that Member's Account affected by the withdrawal.

5.7   ADDITIONAL RESPONSIBILITIES OF THE FUNDING AGENT

      In addition to any other responsibilities assigned to the Funding Agent in this Plan and the Funding Agreement, the Funding Agent will:

      (a) monitor each Member's Group RRSP Accounts to ensure that all investments comply with the Income Tax Act;

      (b) provide monthly activity reports to the Company with respect to, among other things, activity concerning Member withdrawals and sales of Company Stock; and

      (c) perform such tax reporting as is required by the Income Tax Act relating to the Fund.

                                   ARTICLE 6
                                 DISTRIBUTIONS


6.1   IMMEDIATE VESTING

      All amounts allocated or transferred to the Member's Accounts are immediately and irrevocably vested in the Member when remitted to the Funding Agent.

6.2   DISTRIBUTIONS ON RETIREMENT AND TERMINATION DATES

      As soon as possible, but no later than the end of 10 Business Days following the date the Member's Service ceases for any reason other than death, the Funding Agent will distribute the balance in the Member's Accounts to the Member in the form of a single lump-sum cash payment, subject to the restrictions under the Income Tax Act concerning registered retirement savings plans and employee savings plans.

      In lieu of the lump-sum cash payment, the Member may elect that such lump-sum be used to purchase an annuity payable to the Member for the Member's lifetime or in such other optional form as elected by the Member. As another alternative, the Member may elect that the balances in the Member's Group RRSP Contribution Account, Group RRSP AVC Account and Group RRSP Transfer Account be transferred on a tax-deferred basis to another registered retirement savings plan or any other vehicle approved by Revenue Canada.

6.3 DISTRIBUTION ON DEATH

      As soon as possible, but no later than the end of the third calendar month following the Member's date of death, the Funding Agent will distribute the balance in the Member's Accounts to the Member's Beneficiary in the form of a single lump-sum cash payment, subject to the restrictions under the Income Tax Act concerning registered retirement savings plans and employee savings plans.

      If the Beneficiary is the Member's "spouse", as that term is defined in the Income Tax Act, then the spouse may elect a form of transfer available to her under the Income Tax Act.

      A Member may designate, by written notice delivered to the Company, a Beneficiary to receive any benefits payable on the death of the Member. A Member may revoke or amend such designation in the same manner at any time, subject to any applicable laws governing the designation of beneficiaries.

      If a Member fails to validly designate a Beneficiary, or if the Beneficiary predeceases the Member, any benefits payable to the Member's Beneficiary will be paid to the estate of the Member in a lump sum.

      If a Beneficiary, as a result of a Member's death, is entitled to payments under the Plan and the Beneficiary dies before receiving any or all of the payments due to him, the value of the remainder of the payments will be paid in a lump sum to the estate of the Beneficiary.

      The legal representative of the Member's estate will provide to the Company a copy of the death certificate and a probated will, which the Company will forward to the Funding Agent. In the absence of a probated will, the legal representative of the Member's estate must agree to indemnify the Company and the Funding Agent against any future claims in respect of the release of assets.

                                   ARTICLE 7
                           ADMINISTRATION OF THE PLAN


7.1   RESPONSIBILITY FOR ADMINISTRATION

      The Company:

      (a) will be responsible for all matters relating to the administration of the Plan;

      (b) may delegate such matters as it deems appropriate to be performed by one or more agents, including the Funding Agent;

      (c) will decide conclusively all matters relating to the operation, interpretation and application of the Plan; and

      (d) may enact rules and regulations relating to the administration of the Plan to carry out the terms hereof and may amend such rules and regulations from time to time. Such rules and regulations may not conflict with any provision of the Plan.

7.2   INFORMATION TO MEMBERS

      The Funding Agent will provide each Member with a written explanation of the terms and conditions of the Plan and amendments applicable to the Member, together with an explanation of the rights and duties of the Member with reference to the benefits available to the Member under the terms of the Plan. The Funding Agent will also provide the Associate with the following information, as applicable:

      (a) a copy of the Plan and the Funding Agreement which may be examined by any Member of the Plan at any reasonable time at the head office of the Company;

      (b) statements as of March 31, June 30, September 30 and December 31 each Plan Year summarizing the financial position/balances of the Member's Accounts;

      (c) investment information including, but not limited to, prospectuses and other financial information with respect to the various investment options; and

      (d) all tax information slips required to be delivered under the Income Tax Act within the time periods specified in those laws.

      In addition to the foregoing information, the Company (or the Funding Agent, as agreed to by the Company and the Funding Agent) will provide any other information which the Company considers to be relevant to the Member.

                                   ARTICLE 8
                               FUTURE OF THE PLAN


8.1   RIGHT TO AMEND OR TERMINATE THE PLAN

      The Company intends to maintain the Plan in force indefinitely, but necessarily reserves the right to amend or terminate the Plan at any time on 30 days' notice to the Members, if future conditions, in the opinion of the Company, warrant such action. However, the duties or liabilities of the Funding Agent under the Funding Agreement will not be altered without the Funding Agent's consent.

8.2   AMENDMENT OF THE PLAN

      The Company may amend the Plan:

      (a) to make formal, minor or technical modifications to any of the provisions of the Plan;

      (b)   to change any of the provisions of the Plan;

      (c) to correct any ambiguity, defective provisions, error or omissions in the provisions of the Plan; or

      (d)   to ensure the Plan continues to comply with applicable laws,

      provided no such amendment will operate to reduce the benefits which have accrued to Members prior to the date of such amendment.

8.3   TERMINATION OF THE PLAN

      If the Plan is wound up:

      (a) the Members' Accounts will be distributed by the Funding Agent in accordance with Section 6.2; and

      (b) no liability will attach to the Company, the Funding Agent or the liquidator or trustee in bankruptcy in connection with any distribution under this Section 8.3 if made in good faith.

                                   ARTICLE 9
                               GENERAL PROVISIONS


9.1   NON-ALIENATION

      Money payable under the Plan is subject to the following restrictions:

      (a)   VOID TRANSACTIONS

            any transaction that purports to assign, charge, anticipate, surrender or give as security a Member's right or interest under the Plan, or money payable under the Plan, is void; and

      (b)   EXEMPTION FROM SEIZURE

            money payable under the Plan is exempt from execution, seizure or attachment.

9.2   DISTRIBUTION OR WITHDRAWAL CONSTITUTES RELEASE

      Any withdrawal under Article 5 or distribution under Article 6 will, to the extent of such withdrawal or distribution, as applicable, fully release and discharge the Company, the Funding Agent, the Plan and the Fund from any and all claims of the member, or any persons claiming through the Member or assuming any claims to the Member's Accounts.

9.3   RIGHTS OF ASSOCIATES

      (a) Subject to Applicable Pension Legislation, no Member will have any right or interest, whatsoever, in any portion of the Fund or any right to pension benefits, thereunder, except as provided in the Plan and to the extent of the assets of the Plan.

      (b) The establishment of the Plan will not constitute an enlargement of any rights an Associate might otherwise have as to tenure, retention of employment with the Company, continuity of work, advancement in employment or any particular job.

9.4   LIMITATION OF LIABILITIES

      Notwithstanding anything in the Plan to the contrary, the Company will not be liable to any person whatsoever because of any acts, omissions to act, mistakes, negligence or errors in judgment either by the Company or by any person appointed or employed by it or providing service to it in connection with its functions thereunder, except for any claims, demands and proceedings arising from any act or omission which is due to willful misconduct, fraud or lack of good faith by the Company or such persons or any one of them.

      The Company, in relation to this Plan or any action thereunder, may act on the opinion, advice or information obtained from any actuary, lawyer, banker, auditor, accountant or other expert and will not be in any way responsible for any loss occasioned by so acting.



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9.5   NOTICES

      Any notice, prescribed form or other document to be delivered to a Member, the Funding Agent or the Company will be validly sent, given or delivered if it is delivered by hand or is mailed by first class prepaid mail to, in the case of a Member, the latest address shown on the records of the Company, in the case of the Funding Agent to Mutual Life of Canada, 227 King Street South, Waterloo, Ontario N2J 4C5, and, in the case of the Company, to Canadian Timken, Limited, 1055 Talbot Street, St. Thomas, Ontario, Canada, N5P 1G5. Any notice, prescribed form or document so mailed will be deemed to have been received in the ordinary course of mail.

 9.6 RESPONSIBILITY OF MEMBERS

      (a)   COMPLETION OF FORMS

            It is the responsibility of the Associate, the Member or the legal representative of the Member's estate, as applicable, to complete any forms accurately. Incomplete or incorrectly completed forms may be returned to the individual and may delay processing of the request.

      (b)   TAX CONSEQUENCES

            Neither the Company nor the Funding Agent will be held responsible for any tax consequences to the Member as a result of the Member's participation in the Plan.

9.7   COMPANY RECORDS

      Whenever the records of the Company or the Funding Agent are used for purposes of the Plan, such records will be conclusive as to the facts with which they are concerned, absent manifest error. Where the records of the Company and the Funding Agent conflict, the Company's records will prevail.

9.8   CONSTRUCTION

      The Plan will be governed and construed in accordance with the laws of Ontario. To the extent of the inconsistency, any provision of the Funding Agreement that is inconsistent with the terms of the Plan will be of no force or effect.

 9.9  SEVERABILITY

      If any provision of the Plan is held to be invalid or unenforceable by a court of competent jurisdiction, its invalidity or unenforceability will not affect any other provision of the Plan and the Plan will be construed and enforced as if such provision had not been included therein.


9.10  CAPTIONS AND HEADINGS

      The captions, headings and table of contents of this Plan are included for convenience of reference only and will not be used in interpreting the provisions of the Plan.



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9.11  ARTICLES AND SECTIONS

      "Article" or "Articles" means an article or articles as defined in the table of contents and "Section" or "Sections" means a specific provision or provisions within an Article or Articles, as applicable.

9.12  CURRENCY

      All benefits payable under the Plan will be paid in the lawful currency of Canada.